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EXHIBIT 10.e
                    FINGERHUT COMPANIES, INC.

                        AND SUBSIDIARIES

            1994 KEY MANAGEMENT INCENTIVE BONUS PLAN

Participation in this Plan is limited to officers of Fingerhut Companies, Inc. and subsidiaries recommended by the Executive Compensation Committee and approved by the Chief Executive Officer. The intent of the Plan is to pay bonus amounts at goal ranging from 75% to 125% of base salary. The bonus amounts are based on: (1) targeted bonus, (2) Company financial performance, and (3) achievement of individual objectives. For members of the Management Committee and Senior Vice Presidents at goal, 80% of targeted bonus amount will be determined by Company financial performance and 20% will be determined by achievement of individual objectives. For Vice Presidents, 50% of the targeted bonus amount will be determined by Company financial performance and 50% will be determined by achievement of individual objectives. In the event of above goal Company performance, the Company performance factor will be increased in accordance with Schedules B or C, as applicable.

This Plan will be effective for fiscal years commencing January 1, 1994 and later but the Company may change, modify or terminate the Plan at any time. Schedules B and C of the Plan will be revised each fiscal year to reflect the Company's fiscal year goals. Prior to the start of each fiscal year the Executive Compensation Committee will review the Plan and the revised Schedules B and C.

Eligibility

1. Participation in the Plan is limited to officers of Fingerhut Companies, Inc. and subsidiaries who are recommended by the Executive Compensation Committee and approved by the Chief Executive Officer and who are not participants in the Annual Incentive Bonus Plan.

2. No bonus award will be made if a participant leaves the employ of the Company prior to the last day of the measurement period. The only exceptions to this will be for death, retirement, disability, or transfer to an affiliate company and in these situations a prorated bonus award will be made. In the event of a prorated award, the participant may be paid a bonus for the time during the bonus period that he or she was a participant. In the event of an involuntary termination, the Executive Compensation Committee will have complete discretion to pay or not pay a bonus and to adjust the bonus amount in whatever way the Committee deems appropriate.

3. A new participant who becomes eligible to participate in the Plan during a bonus period may be paid a bonus in proportion to the time during the bonus period that he or she was a participant. A participant whose position and targeted bonus percentage changes during the year shall receive an adjusted bonus based on performance in each position held and proportional in amount to the period each position was held. This adjustment will apply to both Company and individual performance objectives.

Definition of Salary

1. Salary shall be defined as paid base wages during the fiscal year exclusive of any benefits and other payments.

2. Bonus amounts paid under the Plan shall be included for purposes of determining benefits from the Fingerhut
    Corporation Pension and Profit Sharing Plans.

Payment

1. The formula yielding the individual bonus payment for all other participants will be as follows:

     Paid Base Targeted  (Company       Individual)              Bonus
     Wages          X    Bonus*    X    (Performance   +    Performance)
=    Amount
                         (Factor **          Factor***)

     *See Schedule A     **See Schedule B or C    ***See Schedule D

     Example - At Goal Performance

     -    Executive Vice President earns $280,000 salary
     -    Targeted bonus is 125%
     -    Company performance factor is achieved at goal (i.e. 80%)
     -    Individual performance rating is 15

          Salary     X   125%      X   (80% + 15%)   =  Bonus
          $280,000      $350,000           95%       =  $332,500

     Example - Above Goal Performance

     -    Executive Vice President earns $280,000 salary
     -    Targeted bonus is 125%
     -    Company performance factor is achieved above goal at 95%
     -    Individual performance rating is 15.

          Salary     X   125%      X   (95% + 15%)   = Bonus
          $280,000      $350,000           110%          = $385,000


     Example  -  Below Goal Performance

     -    Executive Vice President earns $280,000 salary
     -    Targeted bonus  is 125%
     -    Company performance factor is achieved below goal at
     70%
     -    Individual performance rating is 15

   Salary   x     125%       x  (70% + 15%)=     Bonus
  $280,000      $350,000            85%  = $297,500


2. In the event the minimum Plan threshold is not attained, a special Discretionary Fund will be established in an amount equal to 10% of the annualized salaries of all Plan participants. This fund may or may not be paid out, as determined at the discretion of the Executive Compensation Committee and approved by the Chief Executive Officer.

3. Payment of bonus awards will be made in cash and will include required payroll deductions after the actual results have been reviewed by the Chief Financial Officer and approved by the Chief Executive Officer. The bonus payment will occur as soon as possible after the approval date.

4. The Plan is self-funding. Thus, the financial objectives of the Company must be met after the effect of any bonus payments.

5. The Chief Executive Officer may make discretionary bonus payments to participants over and above the defined formula for (1) extraordinary performance or (ii) in other cases, upon the recommendation of the Executive Compensation Committee where determined by the Committee to be warranted.

6. If significant unforeseen results effect the Company's business positively or negatively during the year, that were not included in the Company performance goal for the year, the financial performance goal may be adjusted to reflect the effects of such unplanned events. Such unplanned situations shall include but are not limited to:

     A.   Unplanned acquisitions/new business ventures
     B.   Unplanned divestitures
     C. The inclusion or exclusion of new participants under the Plan as mentioned in items A and B.

     The Executive Compensation Committee will make a recommendation on the appropriate adjustment of such unplanned situation on this Plan, which will be decided by the Chief Executive Officer.

Approvals

1. The head of each Department will recommend individual objectives at the start of the measurement period. Each Officer will recommend and justify to the Executive Compensation Committee objectives and performance factors for participating officers. The Executive Compensation Committee will review the objectives and performance factors, approve them, and forward to the Chief Executive Officer. The decision of the Chief Executive Officer will be final, conclusive and binding with respect to establishment of objectives and performance of the participants.

2. Achievement of objectives ratings of the participants will be reviewed, recommended, and submitted by the appropriate officer to the Executive Compensation Committee. Final determination and approval of satisfaction of Plan objectives and bonus amounts will be by the Chief Executive Officer.

3. The administration of the Key Management Incentive Bonus Plan is the responsibility of the Executive Compensation Committee.


                    FINGERHUT COMPANIES, INC.

                        AND SUBSIDIARIES

             GUIDELINES FOR ESTABLISHING INDIVIDUAL

                     PERFORMANCE OBJECTIVES



1. Key Management Incentive Bonus Plan (KMIBP) participants will meet with the appropriate Officer prior to the beginning of the measurement period to discuss specific results to be achieved during the year.

2. The participant will then draft and submit to the Officer goals to be accomplished during the year. These objectives must be written on the KMIBP form (see attached). The participant and Officer will then recommend achievement rating points to each objective. Points assigned should reflect the priority of the objective; i.e. higher priority objectives should carry more points. Achievement rating points assigned must total 20 for Management Committee members and Senior Vice Presidents and total 50 for the Vice Presidents.

3. Characteristics of Well Developed Objectives - To be meaningful, individual performance objectives should be:

     Challenging - The objective should present a challenge to the participant.

     Attainable - The objective should be both realistic and achievable.

     Measurable - The objective should be as specific and quantitative as possible. It should be expressed in tangible and measurable terms. If it is not quantifiable, the results of the achievement should be verifiable.

     Relevant - There should be a clear and direct relationship between the objective and the Company's goals.

4. Performance objectives require the approval of the Executive Compensation Committee and the Chief Executive Officer prior to formal communication to the participants. The Chief Executive Officer reserves the right to add, delete, or change recommended objectives.

5. At the end of each quarter, and at fiscal year end, the participant and appropriate Officer will review results against objectives. The final rating at the end of the measurement period will determine the bonus amount paid.


                           Schedule A




                    FINGERHUT COMPANIES, INC.

                        AND SUBSIDIARIES

            1994 KEY MANAGEMENT INCENTIVE BONUS PLAN

                            Job Level

                     Targeted Bonus Schedule





Job Level                               Targeted Bonus Percentage

Executive Vice Presidents                         125% of Paid Base
Wages

Senior Vice Presidents                       100% of Paid Base Wages

Vice Presidents                               75% of Paid Base Wages







                           SCHEDULE D



                    FINGERHUT COMPANIES, INC.

                        AND SUBSIDIARIES

            1994 KEY MANAGEMENT INCENTIVE BONUS PLAN

                      INDIVIDUAL OBJECTIVES


         PERFORMANCE FACTOR - EXECUTIVE VICE PRESIDENTS
                   AND SENIOR VICE PRESIDENTS

                         1 to 20 Points

                       Maximum Performance
                  Factor Possible -  20 Points



              PERFORMANCE FACTOR - VICE PRESIDENTS

                         1 to 50 Points

                       Maximum Performance
                   Factor Possible - 50 Points






     No payout may occur for Individual Objectives unless the Company performance minimum pre-tax consolidated earnings amount of $xxx.xxx million is achieved.



(ltr/94bonus1)